UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 10, 2014, the Company issued a press release announcing the appointment of Daniel Jeffrey Moore to the Company’s Board of Directors (the “Board”) as a Class III director to serve until the 2017 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, effective as of September 10, 2014 (the “Effective Date”). A copy of the press release announcing Mr. Moore’s appointment is attached hereto as Exhibit 99.1.

Mr. Moore will be compensated for his service on the Company’s Board under the Company’s Non-Employee Director Compensation Policy (the “Policy”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Policy and in connection with his appointment to the Company’s Board, on September 10, 2014 (the “Grant Date”) the Board granted Mr. Moore a non-qualified stock option (the “Option”) to purchase 80,000 shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) at an exercise price equal to the fair market value per share, which Option shall vest over three years from the Grant Date in (i) one installment of 33% of the shares on the first anniversary of the Grant Date and (ii) twenty-four substantially equal monthly installments thereafter, subject to Mr. Moore’s continued service on the Board. In the event of a change of control of the Company (as defined in the Option grant paperwork), the Option shall become vested in full.

The Company shall also pay to Mr. Moore an annual retainer of $50,000 plus any relevant committee fees, if Mr. Moore becomes a member of one or more of the Company’s committees.

There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Moore.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: September 12, 2014	/s/ Robert Crane
Robert Crane
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy

99.1	Press Release of GI Dynamics, Inc. dated September 10, 2014